Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



EXHIBIT 5.1
                               Opinion of Counsel

                                September 11, 2003

Board of Directors
Make Your Move, Inc.
321 Broadway Boulevard
Reno, Nevada 89502

Re: Make Your Move, Inc. Stock Option Plan

Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Make Your Move, Inc., a Nevada corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the United States Securities and Exchange Commission covering the offering of an aggregate of 500,000 shares of the common stock of the Company (the "Shares")

     In connection with this opinion, we have examined the Registration Statement and the Company's Articles of Incorporation and By-laws, Directors' Resolutions and such other documents, records, certificates, memoranda and other instruments, as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us a copies thereof, and the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the shares, when sold and issued in accordance with the plan referenced above and the Registration Statement, will be validly issued, fully paid, and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                    Sincerely yours,

                                                    /s/THE O'NEAL LAW FIRM, P.C.
                                                    ----------------------------
                                                    668 N. 44th Street
                                                    Suite 233
                                                    Phoenix, Arizona 85008